                  ENTERGY CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED BALANCE SHEET
                           SEPTEMBER 30, 1999
                              (Unaudited)

                                                                  Adjustments to Reflect
                                                                  Transactions Proposed
                                                          Before        In Present         After
                       ASSETS                           Transaction       Filing        Transaction
                                                                      (In Thousands)

Current Assets:
  Cash and cash equivalents:
    Cash                                                    $152,081                        $152,081
    Temporary cash investments - at cost,
      which approximates market                            1,090,317                       1,090,317
     Special deposits                                        102,000                         102,000
                                                         -----------                     -----------
           Total cash and cash equivalents                 1,344,398                       1,344,398
    Other temporary investments - at cost,
      which approximates market                              468,653                         468,653
  Notes receivable                                             2,262                           2,262
  Accounts receivable:
    Customer (less allowance for
      doubtful accounts of $9.2 million)                     420,597                         420,597
    Other                                                    360,172                         360,172
    Accrued unbilled revenues                                346,120                         346,120
  Deferred fuel costs                                        338,187                         338,187
  Fuel inventory                                             118,157                         118,157
  Materials and supplies - at average cost                   392,030                         392,030
  Rate deferrals                                              33,500                          33,500
  Deferred nuclear refueling outage costs                     41,336                          41,336
  Prepayments and other                                       87,397                          87,397
                                                         -----------                     -----------
            Total                                          3,952,809                       3,952,809
                                                         -----------                     -----------

Other Property and Investments:
  Decommissioning trust funds                              1,248,780                       1,248,780
  Non-regulated investments                                  262,633                         262,633
  Other                                                      233,674                         233,674
                                                         -----------                     -----------
           Total                                           1,745,087                       1,745,087
                                                         -----------                     -----------

Utility Plant:
  Electric                                                23,170,302                      23,170,302
  Plant acquisition adjustment - Entergy Gulf States         410,996                         410,996
  Property under capital leases                              777,459                         777,459
  Natural gas                                                188,162                         188,162
  Construction work in progress                            1,140,618                       1,140,618
  Nuclear fuel under capital leases                          307,402                         307,402
  Nuclear fuel                                                88,223                          88,223
                                                         -----------                     -----------
           Total                                          26,083,162                      26,083,162
  Less - accumulated depreciation and amortization        10,803,794                      10,803,794
                                                         -----------                     -----------
           Utility plant - net                            15,279,368                      15,279,368
                                                         -----------                     -----------

Deferred Debits and Other Assets:
 Regulatory Assets:
  Rate deferrals                                              21,199                          21,199
  SFAS 109 regulatory asset - net                          1,102,862                       1,102,862
  Unamortized loss on reacquired debt                        198,699                         198,699
  Other regulatory assets                                    600,401                         600,401
 Long-term receivables                                        32,876                          32,876
 Other                                                       464,525                         464,525
                                                         -----------                     -----------
            Total                                          2,420,562                       2,420,562
                                                         -----------                     -----------

            TOTAL                                        $23,397,826                     $23,397,826
                                                         ===========                     ===========


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
                  ENTERGY CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONSOLIDATED BALANCE SHEET
                           SEPTEMBER 30, 1999
                              (Unaudited)

                                                                   Adjustments to Reflect
                                                                   Transactions Proposed
                                                             Before       In Present         After
           LIABILITIES AND SHAREHOLDERS' EQUITY            Transaction      Filing        Transaction
                                                                        (In Thousands)
Current Liabilities:
  Currently maturing long-term debt                           $316,735                       $316,735
  Notes payable                                                    665                            665
  Accounts payable                                             757,743                        757,743
  Customer deposits                                            153,897                        153,897
  Taxes accrued                                                675,102                        675,102
  Accumulated deferred income taxes                             97,926                         97,926
  Nuclear refueling outage costs                                 5,700                          5,700
  Interest accrued                                             145,567                        145,567
  Co-owner advances                                             14,305                         14,305
  Obligations under capital leases                             175,964                        175,964
  Other                                                         81,214                         81,214
                                                           -----------                    -----------
          Total                                              2,424,818                      2,424,818
                                                           -----------                    -----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                          3,319,890                      3,319,890
  Accumulated deferred investment tax credits                  524,351                        524,351
  Obligations under capital leases                             232,944                        232,944
  Decommissioning                                              594,651                        594,651
  Regulatory reserves                                          354,620                        354,620
  Other                                                      1,336,741                      1,336,741
                                                           -----------                    -----------
          Total                                              6,363,197                      6,363,197
                                                           -----------                    -----------

Long-term debt                                               6,504,287                      6,504,287
Subsidiaries' preferred stock with sinking fund                 89,650                         89,650
Subsidiary's preference stock                                  150,000                        150,000
Company-obligated mandatorily redeemable
 preferred securities of subsidiary trusts holding
 solely junior subordinated deferrable debentures              215,000                        215,000

Shareholders' Equity:
  Subsidiaries' preferred stock without sinking fund           338,454                        338,454
  Common stock, $.01par value, authorized
    500,000,000 shares; issued 247,016,020 shares                2,470                          2,470
  Additional paid-in capital                                 4,634,412                      4,634,412
  Retained earnings                                          2,852,718                      2,852,718
  Cumulative foreign currency translation adjustment           (64,691)                       (64,691)
  Less - treasury stock (3,721,974 shares)                     112,489                        112,489
                                                           -----------                    -----------
          Total                                              7,650,874                      7,650,874
                                                           -----------                    -----------

          TOTAL                                            $23,397,826                    $23,397,826
                                                           ===========                    ===========



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


                    ENTERGY CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                                (Unaudited)

                                                                      Adjustments to Reflect
                                                                      Transactions Proposed
                                                              Before       In Present         After
                                                            Transaction      Filing        Transaction
                                                                         (In Thousands)

Operating Revenues:
  Domestic electric                                          $6,152,076                      $6,152,076
  Natural gas                                                   102,063                         102,063
  Steam products                                                 27,002                          27,002
  Competitive growth businesses                               2,311,734                       2,311,734
                                                            -----------                     -----------
       Total                                                  8,592,875                       8,592,875
                                                            -----------                     -----------

Operating Expenses:
  Operation and maintenance:
     Fuel, fuel-related expenses,
        and gas purchased for resale                          1,927,306                       1,927,306
     Purchased power                                          2,463,627                       2,463,627
     Nuclear refueling outage expenses                           76,165                          76,165
     Other operation and maintenance                          1,591,565                       1,591,565
  Depreciation, amortization and decommissioning                751,679                         751,679
  Taxes other than income taxes                                 340,783                         340,783
  Other regulatory credits                                       32,936                          32,936
  Amortization of rate deferrals                                125,697                         125,697
                                                            -----------                     -----------
        Total                                                 7,309,758                       7,309,758
                                                            -----------                     -----------

Operating Income                                              1,283,117                       1,283,117
                                                            -----------                     -----------

Other Income:
  Allowance for equity funds used
   during construction                                           23,451                          23,451
  Gain on sale of assets - net                                  390,331                         390,331
  Miscellaneous - net                                           110,426                         110,426
                                                            -----------                     -----------
        Total                                                   524,208                         524,208
                                                            -----------                     -----------

Interest Charges:
  Interest on long-term debt                                    501,630                         501,630
  Other interest - net                                           53,784                          53,784
  Distributions on preferred securities of subsidiaries          14,128                          14,128
  Allowance for borrowed funds used
   during construction                                          (19,214)                        (19,214)
                                                            -----------                     -----------
        Total                                                   550,328                         550,328
                                                            -----------                     -----------

Income Before Income Taxes                                    1,256,997                       1,256,997

Income Taxes                                                    403,423                         403,423
                                                            -----------                     -----------

Net Income                                                      853,574                         853,574

Preferred and Preference Dividend Requirements of
  Subsidiaries and Other                                         42,114                          42,114
                                                            -----------                     -----------

Earnings Applicable to Common Stock                            $811,460                        $811,460
                                                            ===========                     ===========


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